      As filed with the Securities and Exchange Commission on June 23, 1997


                                              Registration No. 333-_________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           the Securities Act of 1933

                           --------------------------

                        WILSONS THE LEATHER EXPERTS INC.
             (Exact name of Registrant as specified in its charter)

                   Minnesota                             41-1839933
        (State or other jurisdiction of               (I.R.S. Employer
         incorporation or organization)              Identification No.)

            7401 Boone Avenue North                         55428
            Brooklyn Park, Minnesota                     (Zip Code)
    (Address of principal executive offices)

                        WILSONS THE LEATHER EXPERTS INC.
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                                 David L. Rogers
                                    President
                        Wilsons The Leather Experts Inc.
                             7401 Boone Avenue North
                         Brooklyn Park, Minnesota 55428
                     (Name and address of agent for service)

                                 (612) 391-4000
          (Telephone number, including area code, of agent for service)

                           --------------------------
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                        Proposed
         Title of               Amount                  maximum                   Proposed maximum                Amount of
       securities to            to be                offering price              aggregate offering             registration
       be registered          registered             per share (1)                   price (1)                       fee
-----------------------------------------------------------------------------------------------------------------------------------
       Common Stock,          1,000,000
      $.01 par value            shares                   $9.75                       $9,750,000                    $2,955
===================================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h)(i) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices per share of the Registrant's Common Stock as quoted on the Nasdaq National Market on June 17, 1997.

================================================================================

                        WILSONS THE LEATHER EXPERTS INC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.      Incorporation of Documents by Reference.

             The following documents of Wilsons The Leather Experts Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 000-21543), are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:

             1. The Company's prospectus dated as of and filed on May 27, 1997, pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act") (Registration No. 333-13967), which contains audited financial statements for the Company as of February 1, 1997 and for the period from inception (May 26, 1996) to February 1, 1997, and for Wilsons Center, Inc., Rosedale Wilsons, Inc. and their subsidiaries prior to the acquisition of such companies by the Company from CVS New York, Inc. on May 25, 1996, as of December 31, 1994 and 1995 and for each of the years in the three-year period ended December 31, 1995 and for the five-month period ended May 25, 1996.

             2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal period covered by the Company's prospectus referred to in (1) above.

             3. The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A (File No. 000-21543) filed on April 21, 1997 (and declared effective on May 27, 1997) under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

           All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

           Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.      Description of Securities.

             Not Applicable.

Item 5.      Interests of Named Experts and Counsel.

             Not Applicable.

Item 6.      Indemnification of Directors and Officers.

             Under Article V of the Company's By-laws, the Company indemnifies its directors and officers to the extent permitted by Minnesota Statutes Section 302A.521. Section 302A.521 requires the Company to indemnify a person made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlement, and reasonable expenses, including attorneys' fees and disbursements, if, with respect to the acts or omissions of the person complained of in the proceeding, such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Company, or in the case of performance by a director, officer, employee or agent of the Company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3 requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

             The Company also maintains a director and officer insurance policy to cover the Company, its directors and its officers against certain liabilities.

Item 7.      Exemption from Registration Claimed.

             Not Applicable.

Item 8.      Exhibits.

             Exhibit                         Description
             -------                         -----------
             4.1       Specimen of Common Stock certificate.(1)

             4.2       Warrant No. 1 issued to CVS New York, Inc. for the
                       Purchase of 1,350,000 shares of Common Stock of Wilsons
                       The Leather Experts Inc., dated May 25, 1996.(1)

             4.3       Warrant No. 2 issued to CVS New York, Inc. for the
                       Purchase of 1,080,000 shares of Common Stock of Wilsons
                       The Leather Experts Inc., dated May 25, 1996.(1)

             4.4       Form of Underwriter Warrants.(1)

             4.5       Shareholder Agreement dated as of May 25, 1996 among
                       Leather Investors Limited Partnership I, Leather
                       Investors Limited Partnership II, the Other Investors
                       Named on the Signature Pages thereto and Wilsons The
                       Leather Experts Inc.(1)

             4.6       Amendment to the Shareholder Agreement among Leather
                       Investors Limited Partnership I, Leather Investors
                       Limited Partnership II, the Other Investors Named on the
                       Signature Pages thereto and Wilsons The Leather Experts
                       Inc.(1)

             4.7 Restricted Stock Agreement dated as of May 25, 1996, by and among Wilsons The Leather Experts Inc. and the Individuals Named on the Signature Pages thereto.(1)

             4.8 Registration Rights Agreement dated as of May 25, 1996, by and among CVS New York, Inc., Wilsons The Leather Experts Inc., the Managers Listed on the Signature Pages thereto, Leather Investors Limited Partnership I and the Partners Listed on the Signature Pages thereto.(1)

             4.9 Amendment to the Shareholder Agreement among Leather Investors Limited Partnership I, Leather Investors Limited Partnership II, the Other Investors Named on the Signature Pages thereto and Wilsons The Leather Experts Inc.(1)

             4.10 Form of Redeemable Warrant Agreement, including Form of Redeemable Warrant Certificate.(1)

             4.11 Amendment to Restricted Stock Agreement dated as of May 1, 1997.(1)

             4.12 Form of Amendment to the Shareholder Agreement among Leather Investors Limited Partnership I, Leather Investors Limited Partnership II, the Other Investors Named on the Signature Pages thereto and Wilsons The Leather Experts Inc.(1)

             5.1 Opinion of Faegre & Benson LLP as to the legality of the shares being registered.

             10.1      Wilsons The Leather Experts Inc. 1996 Stock Option
                       Plan.(2)

             23.1 Consent of Faegre & Benson LLP is contained in its opinion filed as Exhibit 5.1 to this Registration Statement.

             23.2      Consent of Arthur Andersen LLP.

             23.3      Consent of KPMG Peat Marwick LLP.

             24.1 Power of Attorney (included in the Signature page to the Registration Statement).

-------------------
(1) Incorporated herein by reference to the same numbered Exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-13967).

(2) Incorporated herein by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-1 (Registration No. 333-13967).

Item 9.      Undertakings.

             A.      The Company hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
             Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                               (iii) To include any material information with
                     respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                     (2) That, for the purpose of determining any liability
             under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a
             post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn Park, State of Minnesota, on June 20, 1997.

                                    WILSONS THE LEATHER EXPERTS INC.


                                    By   /s/  Joel N. Waller
                                       ----------------------------------------
                                         Joel N. Waller
                                         Chairman of the Board of Directors and
                                         Chief Executive Officer


                                POWER OF ATTORNEY

             Each person whose signature appears below hereby constitutes and appoints Joel N. Waller, David L. Rogers and Douglas J. Treff, or each of them, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such persons' name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Wilsons The Leather Experts Inc. and any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 1997.


Signature                          Title
---------                          -----
  /s/  Joel N. Waller              Chairman of the Board of Directors and
---------------------------------  Chief Executive Officer
Joel N. Waller                     (Principal Executive Officer)

  /s/  Douglas J. Treff            Vice President, Finance and Chief Financial Officer
---------------------------------  (Principal Financial and Accounting Officer)
Douglas J. Treff

  /s/  Lyle Berman                 Director
---------------------------------
Lyle Berman

  /s/  Thomas J. Brosig            Director
---------------------------------
Thomas J. Brosig

  /s/  Morris Goldfarb             Director
---------------------------------
Morris Goldfarb

  /s/  David L. Rogers             Director
---------------------------------
David L. Rogers

                                                         INDEX TO EXHIBITS

                                                                                                                        Method
   Exhibit                                              Description                                                   of Filing
   -------                                              -----------                                                   ---------
                                                                                                                  Incorporated by
     4.1              Specimen of Common Stock certificate.(1)..............................................      Reference

     4.2              Warrant No. 1 issued to CVS New York,  Inc. for the  Purchase of  1,350,000  shares of      Incorporated by
                      Common Stock of Wilsons The Leather Experts Inc., dated May 25, 1996.(1)..............      Reference

     4.3              Warrant No. 2 issued to CVS New York,  Inc. for the  Purchase of  1,080,000  shares of      Incorporated by
                      Common Stock of Wilsons The Leather Experts Inc., dated May 25, 1996.(1)..............      Reference

                                                                                                                  Incorporated by
     4.4              Form of Underwriter Warrants.(1)......................................................      Reference

     4.5              Shareholder  Agreement  dated as of  May 25,  1996  among  Leather  Investors  Limited
                      Partnership I, Leather Investors Limited  Partnership II, the Other Investors Named on      Incorporated by
                      the Signature Pages thereto and Wilsons The Leather Experts Inc.(1)...................      Reference

     4.6              Amendment to the Shareholder  Agreement among Leather Investors Limited Partnership I,
                      Leather Investors  Limited  Partnership II, the Other Investors Named on the Signature      Incorporated by
                      Pages thereto and Wilsons The Leather Experts Inc.(1).................................      Reference

     4.7              Restricted Stock Agreement dated as of May 25,  1996, by and among Wilsons The Leather      Incorporated by
                      Experts Inc. and the Individuals Named on the Signature Pages thereto.(1).............      Reference

     4.8              Registration  Rights  Agreement  dated as of May 25,  1996, by and among CVS New York,
                      Inc.,  Wilsons The Leather  Experts Inc., the Managers  Listed on the Signature  Pages
                      thereto,  Leather  Investors  Limited  Partnership  I and the  Partners  Listed on the      Incorporated by
                      Signature Pages thereto.(1)...........................................................      Reference

     4.9              Amendment to the Shareholder  Agreement among Leather Investors Limited Partnership I,
                      Leather Investors  Limited  Partnership II, the Other Investors Named on the Signature      Incorporated by
                      Pages thereto and Wilsons The Leather Experts Inc.(1).................................      Reference

    4.10              Form  of  Redeemable   Warrant   Agreement,   including  Form  of  Redeemable  Warrant      Incorporated by
                      Certificate.(1).......................................................................      Reference

                                                                                                                  Incorporated by
    4.11              Amendment to Restricted Stock Agreement dated as of May 1, 1997.(1)...................      Reference

    4.12              Form of  Amendment  to the  Shareholder  Agreement  among  Leather  Investors  Limited
                      Partnership I, Leather Investors Limited  Partnership II, the Other Investors Named on      Incorporated by
                      the Signature Pages thereto and Wilsons The Leather Experts Inc.(1)...................      Reference


                                                                                                                  Electronic
     5.1              Opinion of Faegre & Benson LLP as to the legality of the shares being registered.......     Transmission


                                                                                                                  Incorporated
    10.1              Wilsons The Leather Experts Inc. 1996 Stock Option Plan.(2)............................     by Reference

    23.1              Consent of Faegre & Benson LLP is  contained  in its  opinion  filed as Exhibit 5.1 to this Registration Statement.
                                                                                                                  Electronic
    23.2              Consent of Arthur Anderson LLP.........................................................     Transmission

                                                                                                                  Electronic
    23.3              Consent of KPMG Peat Marwick LLP.......................................................     Transmission

                                                                                                                  Electronic
    24.1              Power of Attorney (included in the Signature page to the Registration Statement).......     Transmission

--------------------
(1) Incorporated herein by reference to the same numbered Exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-13967).

(2) Incorporated herein by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-1 (Registration No. 333-13967).